Exhibit 99.1
Contacts:

Foundry Networks	Foundry Networks	Financial Dynamics
Chief Financial Officer	Treasurer	Investor Relations
Tim Heffner	Michael Iburg	Jason Golz
408.586.1700	408.586.1894	415.439.4532
theffner@foundrynet.com	miburg@foundrynet.com	jgolz@fd-us.com
FOUNDRY NETWORKS™ REPORTS THIRD QUARTER
FINANCIAL RESULTS
~ Company Achieves 11% Sequential Revenue Growth ~
~ Expanded Sales Force and New Products Gain Momentum ~
     San Jose, CA — October 20, 2005 — Foundry Networks™, Inc. (Nasdaq: FDRY), today reported financial results for its third quarter ended September 30, 2005.
     Revenue for the third quarter of 2005 was $107.1 million, up from $96.6 million in the second quarter of 2005, and $102.5 million in the third quarter of 2004. Net income was $16.3 million, or $0.11 per diluted share, in the third quarter of 2005, compared to net income of $9.6 million, or $0.07 per diluted share, in the second quarter of 2005, and a net loss of $3.6 million, or $0.03 loss per diluted share, in the third quarter of 2004. Included in the Company’s results for the third quarter of 2005 was a $2.6 million expense related to a patent cross-license agreement with IBM Corporation.
     Revenue for the first nine months of 2005 was $288.3 million, compared to $304.4 million for the same period in 2004. Net income for the first nine months of 2005 was $35.8 million, or $0.25 per diluted share, compared to net income of $31.3 million, or $0.22 per diluted share, for the same period in 2004.
     Foundry’s third quarter results reflect the investments made over the last several quarters, particularly in the Company’s product portfolio and sales footprint. Revenue from Foundry’s new products including the BigIron® RX AND FASTIRON® SUPERX LAN switching families and the NetIron® IMR router family increased significantly during the period. In particular, units of the BigIron RX, which began shipping in July, ramped quickly throughout the remainder of the quarter and were deployed in high profile, mission-critical locations, including U.S. Government research labs, premier universities and leading service providers.
     Foundry’s U.S. Federal Government revenue was seasonally strong, representing 22% of the Company’s total revenue in the third quarter compared to 15% in the second quarter. The level of business activity from domestic enterprise and Europe also increased during the period. Overall, business from Asia was comparable to the prior quarter.
     “As demonstrated by our financial results this quarter, the investment in our business is strengthening Foundry’s competitive position,” said Bobby Johnson, President and CEO of Foundry Networks. “This quarter we achieved solid improvements in our revenue, gross margin and profitability. We have increased our sales force, our technical and sales partnerships, and the depth and breadth of our product portfolio to drive long-term growth and profitability,” concluded Johnson.
Conference Call
Foundry Networks will host a conference call today to further discuss these results at 2:00 p.m. Pacific Time. The call can be accessed via a webcast at www.foundrynetworks.com. A Web replay will also be available for approximately 90 days at this same Web address.
About Foundry Networks
Foundry Networks, Inc. (Nasdaq: FDRY) is a leading provider of high-performance enterprise and service provider switching, routing and Web traffic management solutions including Layer 2/3 LAN switches, Layer 3 Backbone switches, Layer 4-7 application switches, wireless LAN and access points, access routers and Metro routers. Foundry’s 8,900 customers include the world’s premier ISPs, Metro service providers, and enterprises including e-commerce sites, universities, entertainment, health and wellness, government, financial, and manufacturing companies. For more information about the company and its products, call 1.888.TURBOLAN or visit www.foundrynetworks.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by that section. These forward-looking statements include statements by Mr. Johnson regarding business trends, the Company’s continued focus on investing in its business, its strengthening competitive position, and potential long-term growth and profitability. The forward-looking statements in this press release are subject to a number of risks and uncertainties which could cause actual results to differ materially, including, without limitation, our dependence on large purchases of products from certain customers/resellers, unpredictable demand from the United States government, the strength of the overall economy and the high-technology market in particular, competition, product development efforts, continued expansion of our sales force, and acceptance of Foundry’s current and future products. Actual results could differ materially from those projected in our forward-looking statements. Investors should review the risk factors described in more detail in our most recent Annual Report on Form 10-K, 10-Q and other SEC reports available free of charge from Foundry at www.foundrynetworks.com or from the SEC at www.sec.gov. Foundry assumes no obligation to update the forward-looking statements contained in this press release.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
Net revenues:
Product	$90,858	$87,450	$240,039	$260,239
Service	16,211	15,061	48,254	44,115

Total net revenues	107,069	102,511	288,293	304,354

Cost of revenues:
Product	37,810	33,194	100,894	95,630
Service	2,726	3,785	9,374	10,477

Total cost of revenues	40,536	36,979	110,268	106,107

Gross profit	66,533	65,532	178,025	198,247

Operating expenses:
Research and development	12,387	11,686	39,055	31,701
Sales and marketing	25,786	23,228	78,706	71,490
General and administrative	9,550	10,204	20,034	21,897
Litigation settlement	—	30,193	—	30,193

Total operating expenses	47,723	75,311	137,795	155,281

Income (loss) from operations	18,810	(9,779)	40,230	42,966

Interest and other income, net	4,752	2,568	12,421	6,095

Income (loss) before provision for income taxes	23,562	(7,211)	52,651	49,061

Provision (benefit) for income taxes	7,260	(3,593)	16,859	17,790

Net income (loss)	$16,302	$(3,618)	$35,792	$31,271

Basic net income (loss) per share	$0.12	$(0.03)	$0.26	$0.23

Weighted average shares used in computing basic net income (loss) per share	139,581	136,038	138,711	134,975

Diluted net income (loss) per share	$0.11	$(0.03)	$0.25	$0.22

Weighted average shares used in computing diluted net income (loss) per share	144,087	136,038	142,213	142,730

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2005	2004
	(unaudited)	(2)
ASSETS
Assets:
Cash and investments (1)	$698,926	$617,441
Accounts receivable, net	77,570	91,502
Inventories	31,094	38,743
Deferred tax assets	43,693	42,278
Prepaid expenses and other current assets	6,400	6,865
Property and equipment, net	9,046	8,852
Other long-term assets	6,946	5,511

	$873,675	$811,192

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$20,741	$18,238
Accrued payroll and related expenses	16,835	21,682
Income taxes payable	9,138	—
Other accrued expenses	9,607	8,700
Deferred support revenue	33,293	38,621

Total current liabilities	89,614	87,241

Deferred support revenue	18,840	17,613

Stockholders’ equity	765,221	706,338

	$873,675	$811,192

(1)	Includes $152.2 million of long-term marketable securities at September 30, 2005 and $174.0 million at December 31, 2004.

(2)	Derived from audited condensed consolidated financial statements as of December 31, 2004.

FOUNDRY NETWORKS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)
(in thousands)

	Nine Months Ended
	September 30,
	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,792	$31,271
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	6,682	5,434
Provision for doubtful accounts	154	—
Inventory provisions	12,058	12,671
Tax benefit from stock option exercises	2,538	20,772
Changes in operating assets and liabilities:
Accounts receivable	13,778	1,782
Inventories	(4,409)	(21,355)
Prepaid expenses, deferred taxes and other assets	(3,285)	(13,807)
Accounts payable	2,503	5,250
Accrued payroll and related expenses	(4,847)	(1,716)
Income taxes payable	9,535	(62)
Other accrued expenses	510	4,762
Litigation settlement payable	—	35,000
Deferred support revenue	(4,101)	8,404

Net cash provided by operating activities	66,908	88,406

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of short and long-term investments	(208,317)	(525,019)
Maturities of short-term investments	258,935	386,001
Purchases of property and equipment, net	(5,976)	(6,891)

Net cash provided by (used in) investing activities	44,642	(145,909)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note receivable	—	480
Issuances of common stock under employee stock plans	20,148	33,017

Net cash provided by financing activities	20,148	33,497

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	131,698	(24,006)
Effect of exchange rate changes on cash	405	(222)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	112,274	161,718

CASH AND CASH EQUIVALENTS, END OF PERIOD	$244,377	$137,490

SUPPLEMENTAL CASH FLOW INFORMATION; Cash paid for income taxes, net of refunds received	$(6,225)	$(5,415)